EXHIBIT 10.1

Veeco Instruments Inc.

2009 Management Bonus Plan

February 27, 2009

•                  Profit Sharing: 25% of Participant’s Bonus Target

•                  Based on Total Veeco EBITA results

•                  Calculated and paid quarterly

•                  Payable when EBITA > 5% of Revenue (subject to review/reduction for Q3’09 and Q4’09, at the discretion of the Compensation Committee)

•                  Suspended for Q1’09 and Q2’09 (representing the forfeiture of 12.5% of total target bonus)

•                  Management Bonus: 75% of Participant’s Bonus Target

•                  Metrics (measured and calculated independently)

•                  50% Individual Performance Objectives

•                  25% Net Cash from Operations

•                  25% Revenue

•                  Individual Performance

•                  Awards will be determined and payable on an annual basis

•                  Based on 3 to 5 “SMART” objectives developed for each participant.

•                  Awards range from 0% (for failing to meet minimum expectations) to 100% (for fully achieving the objective).

•                  Awards for Individual Performance are payable even if awards for financial elements are not payable

•                  Financial Performance

•                  Awards based on Revenue and Net Cash from Operations, each as compared to targets established at the beginning of the two semi-annual performance periods

•                  Financial targets set, measured and paid semi-annually:

•                  First Half 2009: January 2009 to June 2009

•                  Based on the approved Veeco 2009 Business Plan

•                  Weighted 40%

•                  Second Half 2009: July 2009 to December 2009

•                  Established at the beginning of the second half performance period and based on the Veeco 2009 Business Plan and the then current forecast for Second Half performance

•                  Weighted 60%

•                  Metrics established for the following organizations:

•                  Corporate

•                  Process Equipment

•                  Data Storage/MOCVD

•                  MBE

•                  Metrology Group

•                  Optical/Industrial Business Unit (70% BU; 30% MI Group for Revenue Metric)

•                  AFM Business Unit (70% BU; 30% MI Group for Revenue Metric)

•                  Solar (Hybrid approach based on bookings, revenue and expense management)

•                  Financial Performance Ranges: Revenue

	Small Business: H1 Revenue Plan < $30m
	Performance	Bonus Award
Maximum	125%	150%
Target	100%	100%
Threshold	85%	75%
	<85%	0%

	Medium Business: $30m < H1 Revenue < $60m
	Performance	Bonus Award
Maximum	120%	150%
Target	100%	100%
Threshold	85%	75%
	<85%	0%

	Large Business: H1 Revenue > $60m
	Performance	Bonus Award
Maximum	110%	150%
Target	100%	100%
Threshold	85%	75%
	<85%	0%

•                  Financial Performance Ranges: Net Cash from Operations

	H1 Net Cash from Operations
	Performance	Bonus Award
Maximum	130%	150%
Target	100%	100%
Threshold	85%	75%
	<85%	0%

Awards will be interpolated for performance between threshold, target and maximum.